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                                                                    EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of November 23, 1998 (this "Agreement"), is entered into by and among STARBASE CORPORATION, a Delaware corporation (Nasdaq SmallCap Market Symbol "SBAS"), with headquarters located at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707 (the "Company"), and the undersigned entities (the "Buyers").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyers wish to purchase and the Company wishes to sell, upon the terms and subject to the conditions of this Agreement, shares of Series H Preferred Stock (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Certificate of Designation for the Preferred Stock attached hereto as Annex I (the "Certificate of Designation") and the Nontransferable Common Stock Purchase Warrant to purchase Common Stock attached hereto as Annex II (the "Warrants") (the Common Stock, the Preferred Stock and the Warrants sometimes referred to herein as the "Securities");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. PURCHASE. Each of the undersigned hereby agrees to initially purchase from the Company its pro rata portion of shares of Preferred Stock and Warrants for an aggregate purchase price of $1,166,666 and, at the option of the Company and subject to the conditions set forth in Sections 7, 8 and 9 hereof, additional shares of Preferred Stock and Warrants in two tranches each with an aggregate purchase price of $1,166,666, in the amount set forth on the signature page of this Agreement, for a total offering of $3,500,000 of such Preferred Stock and Warrants. The purchase price for each share of Preferred Stock shall be $1,000 and shall be payable in United States Dollars.



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     b.   FORM OF PAYMENT. The Buyers shall pay the purchase price for the
Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as ANNEX II (the "Escrow Agreement") as set forth below.

     C. METHOD OF PAYMENT. Payment into escrow of the purchase price for each tranche of the Preferred Stock shall be made by wire transfer of funds to:

     CITIBANK N.A.
     53 East 53rd Street
     New York, New York 10043
     Account Name: Parker Chapin Flattau & Klimpl, LLP
                   Attorney Trust Account
     Account No.:
     Citibank ABA No.:

Not later than 3:00 p.m., New York time, on the date the Company and the Buyers shall have executed this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, and thereafter on the Tranche II Closing Date and the Tranche III Closing Date, the Buyers shall deposit with the Escrow Agent the aggregate purchase price for the appropriate tranche of the Preferred Stock, in currently available funds.

     2. BUYERS' REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyers represent and warrant to, and covenant and agree with, the Company as follows:

     a. Without limiting Buyers' right to sell the Common Stock pursuant to the Registration Statement or an exemption from registration, the Buyers are purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants for their own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

     b. Each of the Buyers is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;



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     c.   All subsequent offers and sales of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the
"Shares" or "Common Stock") by the Buyers shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

     d. The Buyers understand that the shares of Preferred Stock are being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each of the Buyers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Preferred Stock and to receive an offer of the Shares;

     e. The Buyers and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the Warrants and the offer of the Shares which have been requested by the Buyers, including ANNEX V hereto. The Buyers and their advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyers have also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, (2) Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 1998, December 31, 1997 and September 30, 1997, (3) Form 8-K dated August 17, 1998, and (4) Form S-3/A dated October 28, 1998 (the "Company's SEC Documents").

     f. The Buyers understand that their investment in the Securities involves a high degree of risk;

     g. The Buyers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

     h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyers and is a valid and binding agreement of the Buyers enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally;

     i. Neither the Buyers, nor any affiliate of the Buyers, has any present intention of entering into, any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.



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     j.   Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designation) shall a Buyer be entitled to convert any shares of Preferred Stock to the extent after such conversion, the sum of
(1) the number of shares of Common Stock beneficially owned by the Buyers and their affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyers and their affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.
The preceding shall not interfere with any Buyer's right to convert the Preferred Stock or exercise the Warrants which in the aggregate total more than 4.99% of the outstanding shares of Common Stock, over time, as long as no single Buyer owns more than 4.99% of the outstanding Common Stock at any given time.
The foregoing limitations shall not apply in the event of an automatic conversion as contained in the Certificate of Designation.

     3.   COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyers that:

     a. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. Except as disclosed in Annex V, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     b. CONCERNING THE SHARES. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share, and Annex V sets forth the number of shares which are issued and outstanding, and the number of shares of Preferred Stock, $.01 par value per share, which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive or similar rights. Except as specifically disclosed herein, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character



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whatsoever relating to, or, except as a result of the purchase and sale of the
Preferred Stock and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock.

     c. REPORTING COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the Nasdaq SmallCap Market. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities. Except as set forth in ANNEX V hereto, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing on the Nasdaq Small Cap Market.

     d. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and the exercise of the Warrants. The Shares have been duly authorized and, when issued upon conversion of the Preferred Stock and upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     e. SECURITIES PURCHASE AGREEMENT; ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Annexes attached hereto, and to issue the Preferred Stock, Warrants, and the shares of Common Stock underlying the Preferred Stock and the Warrants. This Agreement, the Escrow Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Escrow Agreement and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock and Warrants will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.



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     f.   NON-CONTRAVENTION. The execution and delivery of this Agreement, the
Escrow Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock or any "lock-up" or similar provision of any underwriting or similar agreements except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

     g. COMPLIANCE WITH LAW. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, Preferred Stock, or Warrants, in accordance with the terms hereof.

     h. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     i. SEC FILINGS. None of the SEC Filings with the Securities and Exchange Commission since (and including) the filing of the Form 10-K SB/A for the fiscal year ended March 31, 1998 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Annex V hereto, the Company has since June 30, 1998 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission and such filings comply in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. The Company has not provided to any of the Buyers any information that, according to applicable



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law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The financial statements of the Company included in the documents referred to in Section 2(e) hereof comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.

     j. ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in Annex V or in the documents referred to in
Section 2(e) hereof.

     k. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(e), that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     l. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the documents referred to in Section 2(e), which the Buyers have reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. Except as set forth in Annex V hereto, and in the documents referenced in
Section 2(e), no judgment, order, decree, writ or award has been issued by, or to the Company's knowledge, requested of any court, arbitrator, or governmental agency which would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents annexed hereto, or which would adversely and materially affect the Company's ability to perform its obligations under this Agreement or any document annexed hereto.

     m. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e), no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     n. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The



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presently outstanding unconverted principal amount of each such issuance as at
June 30, 1998 are set forth in ANNEX V.

     o. ACKNOWLEDGMENT OF DILUTION. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Preferred Stock and/or exercise of the Warrants, may result in may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Common Stock in accordance with the Certificate of Designation and Warrant is unconditional and absolute regardless of the effect of any such dilution.

     4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. TRANSFER RESTRICTIONS. Each of the Buyers acknowledges that (1) the shares of Preferred Stock and Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) an exemption from registration exists and the Buyers shall have delivered to the Company any information reasonably necessary for the Company's independent counsel to prepare and deliver an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. RESTRICTIVE LEGEND. Each of the Buyers acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement ("Registration Statement") or an exemption from registration, the Shares issued to the Buyer upon conversion of the Preferred Stock and exercise of the Warrants shall bear a restrictive legend in substantially the following form:

     THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF



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     COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH
     REGISTRATION IS NOT REQUIRED.

     c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as ANNEX IV, on or before the Tranche I Closing Date (as defined in Section 7(b) hereof), and the Company shall cause such Registration Rights Agreement to remain in full force and effect for so long as the Securities are outstanding, and the Company shall comply with the terms thereof.

     d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock and the Warrants to the Buyers under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

     e. REPORTING STATUS. So long as the Buyers beneficially own any of the Preferred Stock and/or Warrants, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock and the Warrants) for internal working capital purposes, and new product development and support and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

     g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable upon conversion and/or exercise as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Preferred Stock and the exercise rights of the Buyers pursuant to the terms of the Warrants.

     h. WARRANTS. The Company agrees to issue to each of the Buyers on each Closing Date such Buyers' pro rata share of the Warrants to purchase an aggregate of one hundred thousand (100,000) shares of Common Stock. Such Warrants shall bear an exercise price equal to one hundred ten percent (110%) of the Closing Price (as defined in the Warrant) and shall expire on the fifth anniversary of the issuance date of the Warrant, in the form annexed hereto as ANNEX II, together with registration rights granted pursuant to the Registration Rights Agreement.

     i.   LISTING OF COMMON STOCK. The Company shall (a) not later than thirty
(30) days following each Conversion Date (as defined in the Certificate of Designation) prepare



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and file with the Nasdaq Small Cap Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering the amount of shares of Common Stock issued upon the conversion of the Series H Preferred Stock or the exercise of the warrants, (b) take all steps necessary to cause the such shares to be approved for listing on the Nasdaq Small Cap Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Buyers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. The Company will comply with the listing and trading requirements of its Common Stock on Nasdaq Small Cap Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq Small Cap Market. In the event the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of the Nasdaq Small Cap Market, the Company will take all action necessary to bring the Company within compliance with all applicable listing standards of the Nasdaq Small Cap Market.

     j. EXCHANGE ACT REGISTRATION. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     k. CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     l. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify each of the Buyers upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities (as defined in the Registration Rights Agreement): (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to



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

state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Buyers any such supplement or amendment to the related prospectus.

     m. LEGAL OPINION. The Company's independent counsel shall deliver to the Buyers upon execution of this Agreement and upon the Closing of each subsequent tranche (dated as of the applicable closing), an opinion in the form of Annex
VI. The Company will obtain for the Buyers, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Buyers an opinion of counsel, subject only to receipt of a notice of conversion, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, and in connection with the resale of the Shares by the Buyers directing the transfer agent to remove the legend from the certificate.

     n. RESTRICTIONS ON FUTURE FINANCINGS. The Company may enter into a subsequent or further offer or sale of Common Stock, or any securities or other instruments convertible into shares of Common Stock, with any party that is not a party to this Agreement; provided, that the investor in such future financing shall not be permitted to convert its securities into Common Stock or to have the right to receive freely tradeable shares of Common Stock until the Buyers shall have freely tradeable shares of Common Stock. The Company must disclose the terms of any proposed financing to the Buyers prior to closing on such financing and the Buyers shall have the benefit of any terms in such financing that are more beneficial to the terms of this Agreement. Notwithstanding the foregoing, the Company may issue shares of its Common Stock in connection with:
(a) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, or other disposition, (b) the exchange of capital shares for assets, stock, or joint venture interest, (c) an offering of any of the Company's securities at then current market prices with no repricing or reset provisions, or (d) any employee benefit plan.

     5.   TRANSFER AGENT INSTRUCTIONS.

     a. Promptly following the Tranche I Closing Date, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock and/or exercise of the Warrants in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act and resale of the Shares, registered in the name of the Buyers or its nominee and in such denominations to be specified by the Buyers in connection with each conversion of the Preferred Stock and/or exercise of the Warrants. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyers provide the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyers of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Shares and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyers.

     b. The Company will permit the Buyers to exercise its right to convert the Preferred Stock in accordance with the terms of the Certificate of Designation.

     6.   DELIVERY INSTRUCTIONS.

     The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis on each Closing Date.

     7.   CLOSING DATE.

     a. The date and time of the issuance and sale of each tranche of the Preferred Stock (each, a "Closing Date") shall occur no later than 3:00 P.M., New York time on the date of the fulfillment or waiver of all of the closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock and the Warrants, and the Preferred Stock and the Warrants only upon satisfaction of each of the conditions set forth in Sections 8 and 9 hereof.

     b. Notwithstanding anything to the contrary contained in Section 7(a), the Closing Date of the first tranche (the "Tranche I Closing Date") shall be upon the execution by the parties of this Agreement, and the payment of the Purchase Price and the delivery of the original stock certificates evidencing the Preferred Stock and the Warrants, the Closing Date of the second tranche (the "Tranche II Closing Date") shall be December 30, 1998, and the Closing Date of the third tranche (the "Tranche III Closing Date") shall be 40 calendar days after the Tranche II Closing Date; provided, that such Closing Date is a business day, and, if not, then the immediately following business day. In addition to the conditions contained in Sections 8 and 9 below, the closing of each tranche shall be subject to the following restrictions:

          i. The Common Stock must have a closing bid price of at least $0.50 per share for the five consecutive trading days prior to the Closing Date of the applicable tranche.

          ii. The average trading volume for the Common Stock over the five consecutive trading days prior to the Closing Date of the applicable tranche must be at least 100,000 shares per day if the Common Stock is trading between $0.50 - $0.75 per share, 95,000 shares per day if the Common Stock is trading between $0.76 - $1.00 per share, 90,000 shares per day if the Common Stock is trading between $1.01 - $1.25 per share, 80,000 shares per day if the Common Stock is trading between $1.26 - $1.50 per share and at least 75,000 shares per day if the price of the Common Stock is in excess of $1.50 per share.

          iii. If, using the closing bid price of the Common Stock on the trading date immediately preceding the Closing Date of the applicable tranche, the number of shares of Common Stock that would be issued as a result of complete conversion of the Preferred Stock associated with the tranches previously funded and the tranche to be funded exceeds 17% of the then issued and outstanding Common Stock of the Company, the Buyers shall not be obligated to fund the additional tranche.

     8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     Each of the Buyers understands that the Company's obligation to sell the Preferred Stock and the Warrants on each Closing Date to the Buyers pursuant to this Agreement is conditioned upon:

     a. The receipt and acceptance by the Company of such Agreement as evidenced by execution of this Agreement and all agreements annexed hereto by the Company for at least $1,666,666 principal amount of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

     b. Delivery by the Buyers to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock and the Warrants in accordance with Section 1(c) hereof;

     c. The accuracy in all material respects on each Closing Date of the representations and warranties of the Buyers contained in this Agreement as if made on such Closing Date and the performance by the Buyers on or before each Closing Date of all covenants and agreements of the Buyers required to be performed on or before such Closing Date;

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     9.   CONDITIONS TO EACH BUYERS' OBLIGATION TO PURCHASE.

     The Company understands that each Buyer's obligation to purchase the Preferred Stock on each Closing Date is conditioned upon:

     a. Acceptance by Buyers of an Agreement for the sale of Preferred Stock and Warrants, as indicated by execution of this Agreement and all agreements annexed hereto;

     b. Delivery by the Company to the Escrow Agent of the original shares of Preferred Stock and Warrants in accordance with this Agreement;

     c. The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on each Closing Date and the performance by the Company on or before each Closing Date of all covenants, agreements and conditions of the Company required by this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants to be performed on or before each Closing Date; and

     d. On each Closing Date, the Buyers having received an opinion of counsel for the Company, dated the such Closing Date, in form, scope and substance reasonably satisfactory to the Buyers, to the effect set forth in Annex VI attached hereto, and the Registration Rights Agreement annexed hereto as Annex IV.

     e. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. The sale and issuance of the Preferred Stock and Warrants shall be legally permitted by all laws and regulations to which the Company is subject.

     f. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

     g. Since the Tranche I Closing Date, no event that had or is reasonably likely to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement has occurred.

     h. The trading of the Common Stock is not suspended by the SEC or the Nasdaq Small Cap Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Small Cap Market. The issuance of shares of Preferred Stock and Warrants with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Nasdaq Small Cap Market.

     i. On each Closing Date, the number of shares of Common Stock underlying the Preferred Stock and Warrants then to be purchased by each Buyer will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such Buyer beneficially or deemed beneficially owned by such Buyer, would result in any buyer owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date.

     j. The parties hereto shall have entered into the Escrow Agreement to hold the Preferred Stock and Warrants issuable upon each Closing Date and the Purchase Prices due hereunder, which shall remain in full force and effect as of each Closing Date.

     10.  GOVERNING LAW; SPECIFIC PERFORMANCE.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury.

     b. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:      STARBASE CORPORATION
              4 Hutton Centre Drive, Suite 800
              Santa Ana, California 92707
              Attention:  Chief Financial Officer
              Telecopier No.:  (714) 445-4482

              with a copy to:
              Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the Americas
              New York, New York 10036
              Attention: Martin Eric Weisberg, Esq.
              Telecopier No.:  (212) 704-6288

BUYER:        At the address set forth on Schedule of Buyers attached hereto.

ESCROW AGENT: Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the America
              New York, New York 10036
              Telecopier No. (212) 704-6288

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock.

     13.  MISCELLANEOUS

     a. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each of the Buyers and each officer, director of the Buyers or person, if any, who controls the Buyers within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Buyers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     b. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of, the parties and their respective successors and assigns.

     c. COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Buyers, on the other hand.

     d. ENTIRE AGREEMENT. This Agreement, the Exhibits or Annexes, which include, but are not limited to the Certificate of Designation, the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Annexes to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     e. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party

     f. TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     g. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement and all Annexes shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Buyers and the Company shall be required to employ any other reporting entity.

     h. REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, Warrants, or shares of Common Stock underlying the Preferred Stock or Warrants, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     i. PUBLICITY. The Company and the Buyers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Buyers without the prior written consent of the Buyers, except to the extent required by law, in which case the Company shall provide the Buyers with prior written notice of such public disclosure.









                                  [end of page]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers or one of their officers thereunto duly authorized as of the date first above written.


                                        STARBASE CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE BUYERS:

                            SCHEDULE OF BUYERS TO THE
             SERIES H CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                            FOR STARBASE CORPORATION


                                                                      NUMBER OF
                                                                       INITIAL/
                                                                      ADDITIONAL
                                    INVESTOR ADDRESS                  PREFERRED     INVESTOR'S REPRESENTATIVES' ADDRESS
    INVESTOR NAME                   AND FACSIMILE NUMBER               SHARES              AND FACSIMILE NUMBER
------------------------     --------------------------------------   ----------    -----------------------------------

         ANNEX I          CERTIFICATE OF DESIGNATION

         ANNEX II         FORM OF WARRANT

         ANNEX III        ESCROW AGREEMENT

         ANNEX IV         REGISTRATION RIGHTS AGREEMENT

         ANNEX V          COMPANY DISCLOSURE MATERIALS

         ANNEX VI         OPINION OF COUNSEL